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[LOGO OF BANKAMERICA APPEARS HERE]

                                                                    EXHIBIT 10.1


October 24, 1997


Brent A. Hanby, EVP & CFO
National Home Centers, Inc.
Highway 265 North
P.O. Box 789
Springdale, Arkansas 72765


Dear Brent,

The REQUESTED WAIVER of the 7/31/97 SECOND QUARTER INTEREST COVERAGE covenant default has been APPROVED by BankAmerica Business Credit, Inc. This waiver pertains only to this covenant and the period mentioned. All other terms of the Loan and Security Agreement remain unchanged.

The approval of the noted covenant waiver is subject to a waiver fee of $10,000.00, which will be charged directly to National Home Centers revolving loan.



Yours Sincerely

/s/ FRANCESCA M. GASTIL
---------------------------------
Francesca M. Gastil
Senior Account Executive
BankAmerica Business Credit, Inc.